Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "RED OAK CAPITAL FUND VI, LLC", FILED IN THIS OFFICE ON THE TENTH DAY OF JUNE, A.D. 2021, AT 5:32 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5993069 8100
SR# 20212418062

Authentication: 203422582
Date: 06-10-21

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:32 PM 06/10/2021
FILED 05:32 PM 06/10/2021
SR 20212418062 - File Number 5993069

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Red Oak Capital Fund VI, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By: [signature]
Authorized Person

Name: Joseph Elias
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